                                  EXHIBIT 23(J)

                      [CONSENT OF INDEPENDENT ACCOUNTANTS]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 8, 2002, relating to the financial statements and financial highlights which appears in the September 30, 2002 Annual Report to Shareholders of Causeway International Value Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP


Los Angeles, California
January 24, 2003